                                                                    Exhibit 11

         CALCULATION OF PRIMARY NET EARNINGS PER COMMON AND COMMON EQUIVALENT
                  SHARE AND PRO FORMA PRIMARY NET EARNINGS PER SHARE

                                                         QUARTER ENDED
                                                ------------------------------
                                                   MARCH 29,      MARCH 31,
                                                     1996           1995
                                                --------------  --------------

Net earnings per common and common
 equivalent share                                $  4,245,000    $  3,241,000
                                                --------------  --------------
                                                --------------  --------------
Average number of shares outstanding -
 primary:
Average number of common shares
 outstanding                                       11,527,000      11,503,000
Dilutive effect of stock options after
 application of treasury stock method                 325,000         130,000
                                                --------------  --------------
Average number of shares outstanding               11,852,000      11,633,000
                                                --------------  --------------
                                                --------------  --------------
Earnings per share:
Primary                                          $       0.36    $       0.28
                                                --------------  --------------
                                                --------------  --------------



           CALCULATION OF FULLY DILUTED NET EARNINGS PER COMMON AND COMMON
            EQUIVALENT SHARE AND PRO FORMA PRIMARY NET EARNINGS PER SHARE

                                                         QUARTER ENDED
                                                ------------------------------
                                                   MARCH 29,      MARCH 31,
                                                     1996           1995
                                                --------------  --------------

Net earnings per common and common
 equivalent share                                $  4,245,000    $  3,241,000
                                                --------------  --------------
                                                --------------  --------------
Shares used in calculating primary earnings
 per share:
Average number of common shares
 outstanding fully-diluted                         11,527,000      11,503,000
Additional effect of stock options after
 application of treasury stock method                 340,000         195,000
                                                --------------  --------------
Average number of shares outstanding               11,867,000      11,698,000
                                                --------------  --------------
                                                --------------  --------------
Earnings per share:
Fully-diluted                                    $       0.36    $       0.28
                                                --------------  --------------
                                                --------------  --------------


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